Exhibit 99
NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                Mark Nogal
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Advances Transformative Growth Plan
Announces expected third quarter restructuring and other charges

NORTHBROOK, Ill., Sept. 30, 2020 – The Allstate Corporation (NYSE: ALL) today provided detail on the impacts of its multi-year Transformative Growth Plan and record low interest rates on third quarter earnings.

The goal of the Transformative Growth Plan is to increase personal property-liability market share by expanding customer access, improving customer value and investing in marketing and technology. Customer access has been expanded by merging the Esurance and Allstate brand direct operations. Improving customer value includes improving the competitive price position of auto insurance, which requires cost reductions to maintain margins.

To lower costs, a restructuring plan is being implemented which will impact approximately 3,800 employees primarily in claims, sales, service and support functions. “Implementing this plan is difficult as we still deal with the impact of the pandemic but necessary to provide customers the best value. We have expanded transition support for impacted employees including prioritized internal hiring, extended medical coverage, expanded retraining support and help in employment searches,” said Tom Wilson, Chair, President and CEO of Allstate.

As a result of these actions, Allstate expects to incur a restructuring charge totaling approximately $290 million, pre-tax, with approximately $210 million to $220 million, pre-tax, to be recognized during the third quarter of 2020, $50 million to $60 million, pre-tax, to be recognized in the fourth quarter of 2020 and any remaining charges to be recognized in the first half of 2021. These charges will reduce both net income and adjusted net income. Severance and employee benefits are the primary costs, comprising approximately $210 million, pre-tax. Additionally, Allstate expects to incur real estate exit costs of approximately $80 million, pre-tax, resulting from office closures.

The expectation that interest rates will remain low will also impact third quarter earnings. A premium deficiency reserve for immediate annuities with life contingencies will be recognized given updated investment and actuarial assumptions, which will reduce net income, but not adjusted net income. The annual review of assumptions for life insurance, other annuities and Discontinued Lines and Coverages will reduce both net income and adjusted net income. In total, these items will reduce net income by approximately $450 million to $550 million, pre-tax, and adjusted net income by approximately $240 million to $280 million, pre-tax.

Additional details on these items will be provided in Allstate’s third quarter Form 10-Q.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.

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